Exhibit 99.1

Marchex Announces First Quarter 2013 Results

Call-Driven Revenue Grows 17% Year-over-Year and 9% sequentially

SEATTLE—(BUSINESS WIRE)—May 2, 2013— Marchex, Inc. (NASDAQ:MCHX), a leader in mobile performance advertising, today announced its financial results for the first quarter ended March 31, 2013.

“Momentum across our Call Products drove accelerating growth in the first quarter,” said Russell Horowitz, Chief Executive Officer of Marchex. “Advertisers are spending more marketing dollars going after mobile consumers and they want high returns on that investment. Marchex is well-positioned to fill that need with our suite of products that delivers exceptional mobile advertising performance and measurability.”

Q1 2013 Financial Highlights:

•	Revenue was $36.2 million for the first quarter of 2013, compared to $35.5 million for the same period in 2012.

•

GAAP net income applicable to common stockholders was $85,000 for the first quarter of 2013 or $0.00 per diluted share. This compares to a GAAP net loss applicable to common stockholders of $788,000 or $0.02 per diluted share for the same period in 2012. The first quarter 2013 results included non-cash stock-based compensation expense of $1.9 million, compared to non-cash stock-based compensation expense of $3.9 million for the same period in 2012.

•	Adjusted non-GAAP EPS[1] for the first quarter of 2013 was $0.04, compared to $0.05 for the same period in 2012.

•	Adjusted OIBA[1] was $2.2 million for the first quarter of 2013, compared to $3.3 million for the same period in 2012.

•	Adjusted EBITDA[1] was $3.1 million for the first quarter of 2013, compared to $4.3 million for the same period in 2012.

Marchex Q1 and Recent Call-Driven Business Highlights:

•	Revenue. Call-driven and other related revenue was $31.1 million for the first quarter of 2013 – a 17 percent increase compared to $26.7 million for the first quarter of 2012.

•	Products. Five call analytics and related performance advertising patents filed in the quarter, adding to Marchex’s expanding patent portfolio.

•

Customers and Partners. Added more than 40 new national and reseller customers across several categories, such as Auto Services, Financial services, and Home Services. Also added several partners, including Kenshoo and Geary LSF, which will integrate Marchex Call Analytics into their product offering.

[1]	Reconciliations of non-GAAP measures are included in the financial tables attached to this press release and we encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures.

Archeo Q1 Highlights:

•	Archeo, Inc. (“Archeo”), a division of Marchex, includes non-call driven assets, which consist of domain and directory assets, pay-per-click and reputation management products.

•	Archeo revenue was $5.1 million for the first quarter of 2013.

•	During the 1st quarter of 2013, Archeo sold a total of 50 domains that yielded $1.4 million.

Share Repurchase Program Update

Marchex purchased 31,000 shares of its outstanding Class B common stock for a total price of $119,000. This brings Marchex’s total shares repurchased under its stock repurchase program to 11.3 million shares, or 30% of its outstanding common stock.

Marchex Guidance

The following forward-looking statements reflect Marchex’s expectations as of May 2, 2013. Marchex anticipates providing updates upon completion of the spin-off.

Financial guidance for the fiscal year ending December 31, 2013:

Revenue:	$146 -$150 million

Adjusted OIBA:	$10.5-$11.5 million

Adjusted EBITDA:	Estimated add-backs of approximately $4 million in additional depreciation and amortization to adjusted OIBA, implying an adjusted EBITDA of $14.5-$15.5 million

For Call Driven Revenue, Marchex is forecasting a range of $127 - $130 million.

2013 GAAP income (loss) from operations is expected to be ($2.9) million or better, assuming stock-based compensation between $9.0-$11.0 million and amortization of intangible assets from acquisitions between $3.0-$3.5 million. This estimate excludes any prospective gain or loss on sales and disposals of intangible assets or costs related to the separation of Archeo.

Financial guidance for the Second Quarter ending June 30, 2013:

Revenue:	$36.5-37.5 million

Adjusted OIBA:	$1.5-$2.5 million

Adjusted EBITDA:	Estimated add-backs of approximately $1 million in additional depreciation and amortization to adjusted OIBA, implying an adjusted EBITDA of $2.5-$3.5 million

For Call Driven Revenue, Marchex is forecasting more than $32 million.

Second quarter GAAP income (loss) from operations is expected to be ($3.2) million or better, assuming stock-based compensation between $2.5-$3.5 million and amortization of intangible assets from acquisitions between $0.8-$1.2 million. This estimate excludes any prospective gain or loss on sales and disposals of intangible assets. In the short-term, the above estimates for our measures of profitability may be impacted further by the timing of investments and costs related to the separation of Archeo.

Conference Call and Webcast Information

Management will hold a conference call, starting at 5:00 p.m. ET on Thursday, May 2, 2013 to discuss its first quarter ended March 31, 2013 financial results, and other company updates. Access to the live webcast of the conference call will be available online from the Investors section of the Marchex’s website at www.marchex.com. An archived version of the webcast will also be available at the same location, beginning two hours after completion of the call.

About Marchex

Marchex, Inc. delivers customer calls to businesses and analyzes those calls so companies can get the most out of their mobile advertising.

Marchex supports its customers through a unique technology platform that has three primary components: (1) Call Analytics, which powers all of Marchex’s advertising solutions, and allows partners to leverage data and insights that accurately measure the performance of mobile, online and offline call advertising; (2) Digital Call Marketplace, which annually connects hundreds of millions of consumer calls to advertisers from a range of mobile and online sources on a Pay For Call basis; and (3) Local Leads, a white-labeled, full service digital advertising solution for small business resellers that drives quality phone calls and other leads to their small business advertisers.

On November 1, 2012, Marchex announced its intention to pursue separation of its business into two distinct, publicly-traded entities. Upon completion of the proposed tax-free spin-off transaction, Marchex’s existing shareholders would hold interests in: (1) Marchex, a pure play mobile advertising company focused on calls, and (2) Archeo, Inc., a premium domain and advertising marketplace. The spin-off is expected to be completed in 2013.

Marchex is based in Seattle. To learn more, please visit www.marchex.com.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, projected costs, prospects, plans and objectives of management are forward-looking statements. In addition, there are certain risks and uncertainties relating to our announced spin-off transaction which contemplates a separation of our mobile and call advertising business and our domain and advertising marketplace business, including, but not limited to, the impact and possible disruption to our operations, the timing and certainty of completing the transaction, the high costs in connection with the spin-off which we would not be able to recoup if the spin-off is not consummated, the expectation that the spin-off will be tax-free, revenue and growth expectations for the two independent companies following the spin-off, unanticipated developments that may delay or negatively impact the spin-off, and the ability of each business to operate as an independent entity upon completion of the spin-off. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of May 2, 2013 and Marchex undertakes no duty to update the information provided herein.

Non-GAAP Financial Information:

To supplement Marchex’s consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including OIBA, Adjusted OIBA, Adjusted EBITDA, Revenue with Domain Sales, Adjusted OIBA and EBITDA with Domain Sales and Adjusted non-GAAP EPS.

OIBA represents income (loss) from operations plus (1) stock-based compensation expense and (2) amortization of intangible assets from acquisitions. This measure, among other things, is one of the primary metrics by which Marchex evaluates the performance of its business. Additionally, Marchex’s management uses Adjusted OIBA, which excludes any gain/loss on sales and disposals of intangible assets for each asset and acquisition and separation related costs as these items are not indicative of Marchex’s recurring core operating results. Adjusted OIBA is the basis on which Marchex’s internal budgets are based and by which Marchex’s management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex’s consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other expenses or gain/loss such as stock-based compensation, amortization of intangible assets from acquisitions, acquisition and separation related costs, and gain/loss on sales and disposals of intangible assets. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation, amortization, stock compensation expense, acquisition and separation related cost, and gain/loss on sales and disposals of intangible assets. Marchex believes that Adjusted EBITDA is another alternative measure of liquidity to GAAP net cash provided by operating activities that provides meaningful supplemental information regarding liquidity and is used by Marchex’s management to measure its ability to fund operations and its financing obligations. In conjunction with the anticipated spin-off, Marchex has also presented Revenue with Domain Sales, Adjusted OIBA and EBITDA with Domain Sales. Revenue with Domain Sales represents revenue plus sales proceeds from the sale of intangible domain assets and Adjusted OIBA and EBITDA with Domain Sales includes the above descriptions of Adjusted OIBA and EBITDA plus the gain/loss on sales and disposals of intangible assets. It is anticipated upon completion of the spin-off, that Archeo will further it’s domain marketplace business initiative to buy and sell domains which differs from Marchex’s historical approach to intangible asset transactions. Accordingly, it is anticipated upon Archeo fully engaging in this business initiative, sales proceeds from intangible domain assets may be presented as revenue prospectively. Financial analysts and investors may use the non-GAAP historical Revenue with Domain Sales, Adjusted OIBA and EBITDA with Domain Sales to help with comparative financial evaluation to make informed investment decisions.

Adjusted non-GAAP EPS represents Adjusted non-GAAP Net Income (Loss) applicable to common stockholders divided by GAAP diluted shares outstanding. Adjusted non-GAAP Net Income (Loss) applicable to common stockholders generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation expense, (2) amortization of intangible assets from acquisitions, (3) gain/loss on sales and disposals of intangible assets, (4) acquisition and separation related costs, (5) interest and other income (expense), and (6) dividends paid to participating securities, and also excludes the effect of the tax valuation allowance. Financial analysts and investors may use Adjusted non-GAAP EPS to analyze Marchex’s financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company’s operating performance compared to that of other companies in its industry.

Marchex’s management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company’s results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell

Marchex Investor Relations

Telephone: 206.331.3600

Email: ir(at)marchex.com

Or

MEDIA INQUIRIES

Sonia Krishnan

Marchex Public Relations

Telephone: 206. 331.3434

Email: skrishnan(at)marchex.com

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2012	2013
Revenue	$35,481	$36,213
Expenses:
Service costs (1), (2)	20,078	21,403
Sales and marketing (1), (2)	3,795	2,825
Product development (1), (2)	6,027	6,858
General and administrative (1), (2)	6,237	4,841
Amortization of intangible assets from acquisitions	1,537	1,055
Acquisition and separation related costs	(132)	345

Total operating expenses	37,542	37,327
Gain on sales and disposals of intangible assets, net	1,463	1,362

Income (loss) from operations	(598)	248
Interest expense and other, net	(197)	(17)

Income (loss) before provision for income taxes	(795)	231
Income tax expense (benefit)	(80)	146

Net income (loss)	(715)	85
Dividends paid to participating securities	(73)	—

Net income (loss) applicable to common stockholders	$(788)	$85

Basic net income (loss) per share applicable to Class A and Class B common stockholders	$(0.02)	$0.00
Diluted net income (loss) per share applicable to Class A and Class B common stockholders	$(0.02)	$0.00
Dividends paid per share	$0.02	$—
Shares used to calculate basic net income (loss) per share applicable to common stockholders
Class A	9,587	9,570
Class B	24,015	25,585
Shares used to calculate diluted net income (loss) per share applicable to common stockholders
Class A	9,587	9,570
Class B	33,602	35,550
(1) Includes stock-based compensation allocated as follows:
Service costs	$524	$189
Sales and marketing	260	61
Product development	336	374
General and administrative	2,788	1,295

Total	$3,908	$1,919

(2)	Certain reclassifications have been made to prior year quarter to conform to current period presentation.

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2012	March 31, 2013
Assets
Current assets:
Cash and cash equivalents	$15,930	$17,100
Accounts receivable, net	25,988	28,551
Prepaid expenses and other current assets	2,667	2,898
Refundable taxes	264	311
Deferred tax assets	830	947

Total current assets	45,679	49,807
Property and equipment, net	6,005	6,364
Deferred tax assets	27,677	27,560
Intangibles and other assets, net	611	572
Goodwill	65,815	65,815
Intangible assets from acquisitions, net	3,360	2,305

Total Assets	$149,147	$152,423

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,378	$14,532
Accrued expenses and other current liabilities	9,609	8,810
Deferred revenue	2,009	1,982

Total current liabilities	23,996	25,324
Other non-current liabilities	2,216	2,309

Total Liabilities	26,212	27,633
Stockholders’ equity:
Class A common stock	98	98
Class B common stock	284	282
Treasury stock	(13)	(34)
Additional paid-in capital	295,532	297,325
Accumulated deficit	(172,966)	(172,881)

Total Stockholders’ Equity	122,935	124,790

Total Liabilities and Stockholders’ Equity	$149,147	$152,423

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP Income (Loss) from Operations to Operating Income Before

Amortization (OIBA) and Adjusted Operating Income Before Amortization (Adjusted OIBA)

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2013
Income (loss) from operations	$(598)	$248
Stock-based compensation	3,908	1,919
Amortization of intangible assets from acquisitions	1,537	1,055

Operating income before amortization (OIBA)	4,847	3,222
Acquisition and separation related costs	(132)	345
Gain on sales and disposals of intangible assets, net	(1,463)	(1,362)

Adjusted operating income before amortization (Adjusted OIBA)	$3,252	$2,205

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation from Net Cash provided by Operating Activities to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2013
Net cash provided by operating activities	$3,954	$2,141
Changes in asset and liabilities	302	463
Income tax expense (benefit)	(80)	146
Separation related costs	—	345
Interest expense and other, net	19	17
Excess tax benefits related to stock compensation	97	7

Adjusted EBITDA	$4,292	$3,119

Net cash provided by investing activities	$1,194	$512

Net cash used in financing activities	$(1,296)	$(1,483)

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP EPS to Adjusted Non-GAAP EPS

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2012	2013
Adjusted Non-GAAP EPS	$0.05	$0.04

Net income (loss) per Class B share applicable to common stockholders—diluted (GAAP EPS)	$(0.02)	$0.00
Shares used to calculate diluted net income (loss) per Class B share applicable to common stockholders	33,602	35,550
Net income (loss) applicable to common stockholders	$(788)	$85
Stock-based compensation	3,908	1,919
Acquisition and separation related costs	(132)	345
Amortization of intangible assets from acquisitions	1,537	1,055
Gain on sales and disposals of intangible assets, net	(1,463)	(1,362)
Interest expense and other, net	197	17
Dividends paid to participating securities	73	—
Tax valuation allowance	—	425
Estimated impact of income taxes	(1,242)	(1,050)

Adjusted Non-GAAP net income applicable to common stockholders	$2,090	$1,434

Adjusted Non-GAAP EPS	$0.05	$0.04

Shares used to calculate diluted net income (loss) per Class B share applicable to common stockholders	33,602	35,550
Weighted average stock options and common shares subject to purchase or cancellation (if applicable)	2,046	—
Weighted average common shares related to deferred acquisition payments	8,270	—

Diluted shares used to calculate Adjusted Non-GAAP EPS (1)	43,918	35,550

(1)	For the purpose of computing the number of diluted shares for Adjusted Non-GAAP EPS, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP EPS.

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Income (Loss) from Operations to Operating Income before Amortization (OIBA)

and Adjusted Operating Income Before Amortization (Adjusted OIBA)

	3/31/2012	6/30/2012	9/30/2012	12/31/2012	3/31/2013
Income (loss) from operations	$(598)	$1,088	$(492)	$(18,188)	$248
Stock-based compensation	3,908	4,816	3,715	3,257	1,919
Amortization of intangible assets from acquisitions	1,537	1,082	1,055	1,054	1,055

Operating income before amortization (OIBA)	4,847	6,986	4,278	(13,877)	3,222
Acquisition and separation related costs	(132)	—	296	589	345
Impairment of goodwill	—	—	—	16,739	—
Gain on sales and disposals of intangible assets, net	(1,463)	(3,258)	(713)	(862)	(1,362)

Adjusted operating income before amortization (Adjusted OIBA)	$3,252	$3,728	$3,861	$2,589	$2,205

Reconciliation from Net Cash provided by Operating Activities to Adjusted EBITDA

	3/31/2012	6/30/2012	9/30/2012	12/31/2012	3/31/2013
Net cash provided by operating activities	$3,954	$7,980	$3,656	$4,311	$2,141
Changes in asset and liabilities	302	(3,997)	811	(17,696)	463
Income tax expense (benefit)	(80)	577	(67)	16,127	146
Separation related costs	—	—	296	589	345
Interest expense and other, net	19	21	28	20	17
Excess tax benefits related to stock compensation	97	23	42	146	7

Adjusted EBITDA	$4,292	$4,604	$4,766	$3,497	$3,119

Net cash provided by (used in) investing activities	$1,194	$2,032	$(103)	$197	$513

Net cash used in financing activities	$(1,296)	$(17,734)	$(1,592)	$(24,112)	$(1,483)

MARCHEX, INC. AND SUBSIDIARIES

Financial Summary

(in thousands)

(unaudited)

	Quarter ended
	3/31/2012	6/30/2012	9/30/2012	12/31/2012	3/31/2013
Marchex—consolidated
Revenue	$35,481	$34,013	$34,822	$33,989	$36,213
Revenue with Domain Sales	$36,955	$37,283	$35,535	$34,851	$37,575
Adjusted OIBA	$3,252	$3,728	$3,861	$2,589	$2,205
Adjusted EBITDA	$4,292	$4,604	$4,766	$3,497	$3,119
Adjusted OIBA with Domain Sales	$4,715	$6,986	$4,574	$3,451	$3,567
Adjusted EBITDA with Domain Sales	$5,755	$7,862	$5,479	$4,359	$4,481
Call-Driven and Other (1)
Revenue	$26,651	$27,497	$29,270	$28,468	$31,107
Adjusted OIBA	$845	$2,214	$2,773	$1,760	$2,211
Adjusted EBITDA	$1,546	$2,917	$3,538	$2,530	$2,985
Archeo (1)
Revenue	$8,830	$6,516	$5,552	$5,521	$5,106
Revenue with Domain Sales	$10,304	$9,786	$6,265	$6,383	$6,468
Adjusted OIBA	$2,407	$1,514	$1,088	$829	$(6)
Adjusted EBITDA	$2,746	$1,687	$1,228	$967	$134
Adjusted OIBA with Domain Sales	$3,870	$4,772	$1,801	$1,691	$1,356
Adjusted EBITDA with Domain Sales	$4,209	$4,945	$1,941	$1,829	$1,496

(1)	The financial results for Call-Driven and Archeo are preliminary and have been derived from the unaudited consolidated financial statements of Marchex, Inc. for all periods presented. The unaudited Call-Driven and Archeo financial results include certain expenses of Marchex which were allocated for certain functions, including general corporate expenses related to finance, legal, information technology, human resources, shared services, insurance, employee benefits and incentives and stock-based compensation. However, these allocations may not be indicative of the actual expenses that would have incurred as two separate stand-alone entities or of the costs expected to be incurred in the future. As such, the financial results included herein may not necessarily reflect the results of operations or cash flows in the future or what the results of operations or cash flows would have been had Archeo been an independent company during the periods presented.

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation to Reported Financial and Non-GAAP Information

(in thousands)

(unaudited)

	Quarter ended
	3/31/2012	6/30/2012	9/30/2012	12/31/2012	3/31/2013
Revenue
Consolidated—as reported	$35,481	$34,013	$34,822	$33,989	$36,213
Add: Domain Sales	1,474	3,270	713	862	1,362

Consolidated with Domain Sales (1)	36,955	37,283	35,535	34,851	37,575

Less: Archeo with Domain Sales (3)	10,304	9,786	6,265	6,383	6,468
Other	181	175	174	181	171

Call-Driven (3)	$26,470	$27,322	$29,096	$28,287	$30,936

Adjusted operating income (loss)
Consolidated—as reported	$3,252	$3,728	$3,861	$2,589	$2,205
Add: Gain on Domain Sales	1,463	3,258	713	862	1,362

Consolidated with Domain Sales (2)	4,715	6,986	4,574	3,451	3,567

Less: Archeo with Domain Sales (2)	3,870	4,772	1,801	1,691	1,356
Other	71	116	105	105	106

Call-Driven (3)	$774	$2,098	$2,668	$1,655	$2,105

Adjusted EBITDA
Consolidated—as reported	$4,292	$4,604	$4,766	$3,497	$3,119
Add: Gain on Domain Sales	1,463	3,258	713	862	1,362

Consolidated with Domain Sales (2)	5,755	7,862	5,479	4,359	4,481

Less: Archeo with Domain Sales (2)	4,209	4,945	1,941	1,829	1,496
Other	71	116	105	105	106

Call-Driven (3)	$1,475	$2,801	$3,433	$2,425	$2,879

(1)	Consolidated revenue with Domain Sales is a non-GAAP measure of financial results and includes sales proceeds from sales of intangible domain assets.
(2)	Adjusted operating income (loss), adjusted EBITDA and each with Domain Sales, are non-GAAP measures of operating results and liquidity. Adjusted OIBA and EBITDA with Domain Sales include net gains from the sales of intangible assets.
(3)	The financial results for Call-Driven and Archeo are preliminary and have been derived from the unaudited consolidated financial statements of Marchex, Inc. for all periods presented. The unaudited Call-Driven and Archeo financial results include certain expenses of Marchex which were allocated for certain functions, including general corporate expenses related to finance, legal, information technology, human resources, shared services, insurance, employee benefits and incentives and stock-based compensation. However, these allocations may not be indicative of the actual expenses that would have incurred as two separate stand-alone entities or of the costs expected to be incurred in the future. As such, the financial results included herein may not necessarily reflect the results of operations or cash flows in the future or what the results of operations or cash flows would have been had Archeo been an independent company during the periods presented.